Exhibit 99.1

RE: NN, Inc. 6210 Ardrey Kell Road
Charlotte, NC 28177

FOR FURTHER INFORMATION:

AT ABERNATHY MACGREGOR

Claire Walsh

(General info)

(212) 371-5999

FOR IMMEDIATE RELEASE

February 1, 2019

NN, INC. ANNOUNCES CFO TRANSITION

Charlotte, NC February 1, 2019 –NN, Inc., (NASDAQ: NNBR) a diversified industrial company, today announced that Chief Financial Officer Thomas C. Burwell will be departing from the company. Mr. Burwell has agreed to remain in his current role and assist with an orderly transition while a search for a replacement is conducted. NN will focus on external candidates to fill the role.

Richard Holder, President & Chief Executive Officer, commented, “I want to thank Tom for the significant contributions he has made to NN over the last 13 plus years. He has been an important part of our transformation into the diversified industrial company we are today. As we enter the next phase of our strategic plan, we believe now is the right time to make this transition, and we wish Tom all the best in his future endeavors.”

Mr. Burwell added, “I have enjoyed my time at NN and believe the company is well positioned to deliver on its strategic objectives. I look forward to working with the team to ensure a smooth transition and wish the company continued success.”

NN, Inc., a diversified industrial company combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. NN has 51 facilities in North America, Western Europe, Eastern Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses or the possibility that the Company will be unable to execute on the intended redeployment of proceeds from a divestiture, whether due to a lack of favorable investment opportunities or otherwise.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.